POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints each of Jonathan Keyser, Raphael Avraham and Alexander Ronchetti, or any of them acting singly, and with full power of substitution and re-substitution, the undersigned’s true and lawful attorney‑in‑fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

1.
Prepare and execute and submit (or cause to be submitted by a person appointed as an account administrator, account user, technical administrator or delegated entity, as applicable, for the undersigned’s Electronic Data Gathering and Retrieval (“EDGAR”) account) to the U.S. Securities and Exchange Commission (“SEC”), Verra Mobility Corporation (the “Company”), and/or any national securities exchange on which the Company’s securities are listed any and all reports forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation thereunder, or under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended, with respect to any security of the Company, including Forms 3, 4 and 5 and Forms 144;

2.
Cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account; and

3.
Obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

a)
This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b)
Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c)
Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned’s responsibility to comply with the requirements of Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

d)
This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 4 or 5 or Forms 144 with respect to the undersigned’s holdings of and transactions in securities of the Company, (b) revocation by the undersigned in a signed writing filed with the SEC or delivered to the Attorneys-in-Fact or the Company, or (c) as to any Attorney-in-Fact individually, until such Attorney-in-Fact is (x) no longer employed by the Company or (y) no longer representing the Company with respect to matters related to this Power of Attorney. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of July 25, 2025.

/s/ Stacey Moser
Name: Stacey Moser